UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2011

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 9, 2011, Pro-Pharmaceuticals, Inc. (“the Company”) announced that its Board of Directors appointed Peter G. Traber, M.D., President and Chief Executive Officer effective March 17, 2011. Dr. Traber was appointed Interim Chief Medical Officer in June 2010 and has been a member of the Board of Directors since February 2009. Dr. Traber succeeds Theodore D. Zucconi, Ph.D. who will continue as a member of the Board of Directors. Dr. Zucconi also will direct Company operations with a focus on approvals and expansion of the Latin American business and manufacturing.

Dr. Traber is President Emeritus, and from 2003 to 2008 was Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President Clinical Development and Regulatory Affairs and Chief Medical Officer of GlaxoSmithKline plc.

The Board of Directors on March 7, 2011 granted Dr. Traber 5,000,000 10-year stock options, at an exercise price of $1.16 per share, which vest as to 625,000 options on the grant date, 625,000 options on the first anniversary of the grant date, 625,000 options on the second anniversary of the grant date, 500,000 options on the third anniversary of the grant date, and 500,000 options on the fifth anniversary of the grant date. With respect to options that vest on anniversaries, exercise rights are accelerated upon achievement of certain milestones: (i) 250,000 options on the date the Company reports annual gross revenues of at least $50,000,000; (ii) 250,000 options upon approval by the U.S. Food and Drug Administration, or FDA, of each of up to two investigational new drug applications for human clinical trials; (iii) 250,000 options upon approval by the FDA of each of up to two new drug applications for any drug or drug delivery candidate; and (iv) 500,000 options when the Company’s market capitalization is at least one billion dollars. With respect to the remaining 1,000,000 options, exercise rights vest as to (i) 500,000 options when the Company’s market capitalization is at least five billion dollars and (ii) 500,000 options when the Company’s market capitalization is at least ten billion dollars. The foregoing description of the option grant is not complete and qualified in its entirety by reference to the Stock Option Agreement attached as Exhibit 4.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Stock Option Agreement dated March 7, 2011

News Release of Pro-Pharmaceuticals, Inc., dated March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: March 9, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Stock Option Agreement dated March 7, 2011

99.1	News Release of Pro-Pharmaceuticals, Inc., dated March 9, 2011.